UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2014

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2014 annual shareholder meeting on June 23, 2014.  The following matters were each submitted to a vote of shareholders through the solicitation of proxies or otherwise:

(1) Election of directors – Three individuals were each elected to a three-year term on our classified board of directors.

(2) Ratification of appointment of accounting firm – Appointment of Grant Thornton LLP by our board's Audit Committee as the Company's independent registered public accounting firm for the year ended December 31, 2014, was ratified.

(3) The approval on a non-binding advisory basis, of the compensation for the Company's Named Executive Officers as described in the proxy statement for 2014.

The voting results from the Annual Meeting on the election of directors, ratification of appointment of accounting firm and the non-binding advisory approval of executive compensation are as follows:

Item	Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes
Election of Directors -
Bridget L. Baker	61,874,224	—	358,498	—	3,481,299
Jerry A. Edgerton	61,901,397	—	331,325	—	3,481,299
Mark W. Kroloff	61,903,103	—	329,619	—	3,481,299
Ratification of Accounting Firm	65,527,472	62,813	—	123,736	—
Non-Binding Advisory Approval of Executive Compensation	56,276,791	5,364,135	—	591,796	3,481,299

There were no director nominees other than as set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: June 25, 2014

	By	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Senior Vice President,
Chief Financial Officer
and Secretary
(Principal Financial Officer)